Exhibit 99.1

TICC Declares First Quarter 2008 Distribution of $0.36 per Share and Reports Net Investment Income per Share of Approximately $0.32 and $1.32 for the Quarter and the Year Ended December 31, 2007, Respectively

GREENWICH, CT – 3/13/2008 – TICC Capital Corp. (NASDAQ: TICC) announced today that its Board of Directors has declared a distribution of $0.36 per share for the first quarter of 2008.

The dividend is payable as follows:

•	Payable Date: March 31, 2008

•	Record Date: March 21, 2008

In addition, TICC announced today its financial results for the year ended December 31, 2007.

HIGHLIGHTS

•

For the year ended December 31, 2007, we recorded approximately $43.8 million of total investment income and $27.2 million of net investment income compared to $35.9 million of total investment income and $25.4 million of net investment income for the year ended December 31, 2006, an increase of approximately 22.0% and 7.1%, respectively.

•

Net investment income for the fourth quarter of 2007 was approximately $6.9 million or $0.32 per share, down 10.4% from the same quarter in 2006; in addition to the net investment income we had a net unrealized depreciation on investments of approximately $4.5 million and net realized losses on investments of approximately $12.6 million, resulting in a net decrease in net assets resulting from operations of approximately $0.50 per share for the fourth quarter of 2007.

•

We recorded unrealized depreciation on our investments in Pulvermedia, LLC ($10.6 million), Group 329, LLC tranche A notes ($2.4 million), Power Tools, Inc ($1.8 million) and GenuTec Business Solutions, Inc. ($1.5 million), based primarily upon the operating performance and financial condition of these companies, and net unrealized depreciation for several of our broadly syndicated loan investments of approximately $1.7 million. Our debt investment in Pulvermedia was placed on non-accrual status as of December 31, 2007.

•

We had net realized losses of approximately $12.6 million due primarily to the full redemption and restructuring of the GenuTec note of approximately $13.4 million. (During the fourth quarter, we had unrealized appreciation of approximately $13.4 million resulting from the reversal of prior periods’ unrealized depreciation for GenuTec).

•

Investment originations for the fourth quarter amounted to approximately $46.2 million, and consisted of 2 investments in new portfolio companies and additional debt investments in 3 existing portfolio companies. The significant investments were as follows:

•	$20.0 million investment in senior secured notes issued by Palm, Inc.

•	$15.0 million investment in senior secured notes issued by GXS Worldwide, Inc.

•	$7.2 million investment in senior secured notes issued by 3001, Inc. an existing portfolio company

•

At December 31, 2007, the weighted average yield of our debt investments (excluding cash equivalents and assuming no interest income on the investments placed on non-accrual status) was approximately 11.3%.

•

Expenses for the quarter were approximately $5.4 million, including approximately $2.4 million in interest expense, reflecting outstanding borrowings under our credit facility and approximately $2.1 million in investment advisory fees.

•	At December 31, 2007, approximately $136.5 million was outstanding under our credit facility.

•	As of March 12, 2008, we had approximately $141.5 million outstanding under our credit facility.

SUBSEQUENT EVENTS

•

As of January 31, 2008, we amended our existing revolving Credit Facility, extending the termination date to January 29, 2009. Royal Bank of Canada (“RBC”) remains agent under the Facility and each of RBC and Branch Banking & Trust Company remain a lender with a commitment of $75,000,000, for a total commitment of $150,000,000; Commerzbank AG was removed as a lender. Under the terms of the amended Credit Facility, drawdowns will continue to bear interest on the same terms as the previous arrangement, which is generally 1.75% over LIBOR.

•	The Board of Directors declared, on March 11, 2008, a cash distribution of $0.36 per share payable March 31, 2008 to holders of record on March 21, 2008.

We will host a conference call to discuss our fourth quarter results today, Thursday, March 13th at 10:00 AM EST. Please call 800-860-2442 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 877-344-7529, the replay passcode is 416929.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-K for the period ended December 31, 2007 when it becomes available, and subsequent reports on Form 10-Q as they are filed.

TICC CAPITAL CORP.

STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	December 31, 2007	December 31, 2006
ASSETS
Investments, at fair value (cost: $411,125,347 @ 12/31/07; $325,660,997 @ 12/31/06)
Non-affiliated/non-control investments ($389,288,207 @ 12/31/07; $303,409,875 @ 12/31/06)	$360,530,609	$303,933,738
Control investments (cost: $21,837,140 @ 12/31/07; $22,251,122 @ 12/31/06)	24,837,140	22,251,122

Total investments at fair value	385,367,749	326,184,860

Cash and cash equivalents	7,944,608	5,181,512
Interest receivable	2,876,424	3,216,305
Prepaid expenses and other assets	201,372	237,069

Total assets	$396,390,153	$334,819,746

LIABILITIES
Investment advisory fee payable to affiliate	$2,123,168	$1,995,517
Dividends payable	0	2,364,699
Accrued interest payable	310,312	458,507
Accrued expenses	87,170	165,678
Loans payable	136,500,000	58,500,000

Total liabilities	139,020,650	63,484,401

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized, and 21,563,717 and 19,705,824 issued and outstanding, respectively	215,637	197,058
Capital in excess of par value	296,578,543	269,909,732
Net unrealized (depreciation) appreciation on investments	(25,757,598)	523,863
Accumulated net realized (losses) gains on investments	(13,389,509)	320,139
Distributions (in excess of) less than investment income	(277,570)	384,553

Total net assets	257,369,503	271,335,345

Total liabilities and net assets	$396,390,153	$334,819,746

Net asset value per common share	$11.94	$13.77

TICC CAPITAL CORP.

STATEMENTS OF OPERATIONS (UNAUDITED)

	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income - debt investments	$37,913,611	$30,490,365	$17,162,052
Interest income - cash and cash equivalents	655,859	682,760	1,022,852
Other income	1,956,141	3,342,713	3,615,633

Total investment income from non-affiliated/non-control investments	40,525,611	34,515,838	21,800,537

From control investments:
Interest income - debt investments	3,316,202	1,031,389	0
Other income	0	400,000	0

Total investment income from control investments	3,316,202	1,431,389	0

Total investment income	43,841,813	35,947,227	21,800,537

EXPENSES
Compensation expense	897,740	712,301	724,784
Investment advisory fees	7,461,735	6,240,055	4,345,637
Professional fees	1,010,140	1,059,918	1,102,255
Interest expense	6,313,859	1,896,903	546,516
General and administrative	964,720	637,232	696,223

Total expenses	16,648,194	10,546,409	7,415,415

Net investment income	27,193,619	25,400,818	14,385,122

Net change in unrealized appreciation or depreciation on investments	(26,281,461)	343,863	180,000

Net realized (losses) gains on investments	(12,560,990)	586,491	1,739,015

Net (decrease) increase in net assets resulting from operations	$(11,648,832)	$26,331,172	$16,304,137

Net increase in net assets resulting from net investment income per common share:
Basic and diluted	$1.32	$1.30	$1.07
Net (decrease) increase in net assets resulting from operations per common share:
Basic and diluted	$(0.57)	$1.35	$1.21
Weighted average shares of common stock outstanding:
Basic and diluted	20,546,307	19,491,588	13,459,343

TICC CAPITAL CORP.

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Year ended December 31, 2007	Year ended December 31, 2006	Year ended December 31, 2005	Year ended December 31, 2004	Period from July 21, 2003 (Inception) through December 31, 2003
Per Share Data
Net asset value at beginning of period	$13.77	$13.77	$13.71	$13.80	$15.00

Net investment income (loss)(1)	1.32	1.30	1.07	0.33	(0.06)
Net realized and unrealized capital gains (losses) (2)	(1.76)	0.05	0.14	0.01	0.00
Effect of shares issued, net of offering expenses	0.05	0.03	(0.14)	0.00	(1.14)

Total from investment operations	(0.39)	1.38	1.07	0.34	(1.20)

Dividends from net investment income	(1.37)	(1.28)	(1.01)	(0.33)	(0.00)
Distributions from net realized capital gains	(0.05)	(0.10)	(0.00)	(0.00)	(0.00)
Tax return of capital distributions	(0.02)	(0.00)	(0.00)	(0.10)	(0.00)

Total distributions(3)	(1.44)	(1.38)	(1.01)	(0.43)	(0.00)

Net asset value at end of period	$11.94	$13.77	$13.77	$13.71	$13.80

Per share market value at beginning of period	$16.14	$15.10	$15.01	$15.55	$15.00
Per share market value at end of period	$9.23	$16.14	$15.10	$15.01	$15.55
Total return(4)	(36.26)%	17.02%	7.47%	(0.71)%	3.67%
Shares outstanding at end of period	21,563,717	19,705,824	19,304,401	10,157,848	10,000,100

Ratios/Supplemental Data
Net assets at end of period (000’s)	$257,370	$271,335	$265,905	$139,262	$137,970
Average net assets (000’s)	277,994	270,309	184,715	137,568	28,703
Ratio of expenses to average net assets	5.99%	3.90%	4.00%	2.90%	2.40%
Ratio of expenses, excluding interest expense, to average net assets	3.72%	3.20%	3.72%	2.90%	2.40%
Ratio of net investment income to average net assets	9.78%	9.40%	7.80%	2.40%	(2.00)%

(1)	Represents per share net investment income for the period, based upon average shares outstanding.
(2)	Net realized and unrealized capital gains (losses) include rounding adjustment to reconcile change in net asset value per share.
(3)	For tax purposes, distributions for 2007 were funded from undistributed net investment income and realized capital gains from 2006, as well as current net investment income and realized capital gains, and included a tax return of capital. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for a fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. For the year ending December 31, 2007 approximately $0.02 per share of the Company’s distributions were characterized as a tax return of capital to the Company’s stockholders.
(4)	Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming dividend reinvestment prices obtained under the Company’s dividend reinvestment plan. Total return is not annualized.

About TICC Capital Corp.

We are a publicly traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at (203) 661-9572 or visit our website at www.ticc.com.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.